Exhibit 10.2

FIRST AMENDMENT TO MUTUAL STOCK PURCHASE AND ASSET EXCHANGE AGREEMENT

This First Amendment to Mutual Stock Purchase and Asset Exchange Agreement (this “Amendment”) is entered into as of October 15, 2026 (the “Amendment Date”), by and between VIVOS THERAPEUTICS, INC., a Delaware corporation (“Vivos”), and SOD SCIENCES, INC., a Florida corporation (“SOD” and, together with Vivos, the “Parties”).

RECITALS

A. The Parties are parties to that certain Mutual Stock Purchase and Asset Exchange Agreement dated as of October 14, 2026 (the “Purchase Agreement”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Purchase Agreement.

B. The Parties desire to amend the Purchase Agreement solely to extend the Outside Date and to establish the Closing Date as October 16, 2026, in order to permit the Parties additional time to gather and deliver certain closing deliverables required under the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Outside Date and Closing Date.

Section 7.1(b) of the Purchase Agreement is hereby amended by deleting the date “October 15, 2026” and replacing it with the date “October 16, 2026”. Accordingly, the Outside Date shall be October 16, 2026. Further, the Parties hereby agree that the Closing Date under the Purchase Agreement shall be October 16, 2026, subject to the satisfaction or waiver of the conditions set forth in Article III of the Purchase Agreement (other than those conditions that by their nature are to be satisfied at the Closing). Section 2.1 of the Purchase Agreement is hereby amended to the extent necessary to give effect to the foregoing. The references to October 15, 2026 in Section 2.1 and Section 6.3(a) of the Purchase Agreement are each hereby amended to refer instead to October 16, 2026.

2. No Other Amendments.

Except as expressly amended by this Amendment, all terms, conditions, and provisions of the Purchase Agreement remain unchanged and in full force and effect. Each Party confirms that it has not delivered, and hereby irrevocably waives any right to deliver, any notice of termination under Section 7.1(b) of the Purchase Agreement with respect to any period prior to the Amendment Date. This Amendment shall be deemed to form part of the Purchase Agreement for all purposes.

3. Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles.

4. Counterparts.

This Amendment may be executed in counterparts, including by electronic signature, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

VIVOS THERAPEUTICS, INC.

By:	/s/ R. Kirk Huntsman
Name:	R. Kirk Huntsman
Title:	Chairman and Chief Executive Officer

SOD SCIENCES, INC.

By:	/s/ Joseph M. Salvani
Name:	Joseph M. Salvani
Title:	Chief Executive Officer